                                     EXHIBIT

                                POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints each of Guillermo Pardo, Neil Goodman and Darren Skinner, signing singly, the undersigned's true and lawful attorney-in-fact to:

     (1)  execute  for and on behalf of the  undersigned,  in the  undersigned's capacity as an executive  officer of IMPSAT Fiber Networks,  Inc. (the
          "Company"),  Forms 3, 4, and 5 in accordance with Section 16(a) of the
          Securities Exchange Act of 1934 and the rules thereunder;

     (2)  do and perform  any and all acts for and on behalf of the  undersigned that may be  necessary  or  desirable to complete and execute any such
          Form 3, 4, or 5,  complete  and execute any  amendments  thereto,  and timely file such form with the United States  Securities  and Exchange
          Commission and any stock exchange or similar authority; and

     (3)  take any other action of any type  whatsoever in  connection  with the foregoing  which, in the opinion of such  attorney-in-fact,  may be of benefit  to, in the best  interest  of, or  legally  required  by, the undersigned,  it being understood that the documents  executed by such attorney-in-fact  on behalf of the undersigned  pursuant to this Power of  Attorney  shall be in such form and shall  contain  such terms and
          conditions   as   such    attorney-in-fact   may   approve   in   such
          attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of October, 2006.

                               /s/ Mariano Torre Gomez
                               ----------------------------------------
                               Name: Mariano Torre Gomez
                               Title: Executive Vice President, Sales & Services